Registration No. 333-
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               ------------------

                       HISPANIC TELEVISION NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                                               75-2504551
 (State of other jurisdiction of                           (I.R.S. Employer
  incorporation or organization)                          Identification No.)
                                    --------

                        6125 Airport Freeway, Suite 200,
                             Fort Worth, Texas 76117
                                 (817) 222-1234
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                                    --------

                       HISPANIC TELEVISION NETWORKS, INC.
                        2001 CONSULTANT COMPENSATION PLAN
                            (Full title of the Plan)
                                    --------

                                 James A. Ryffel
                              Chairman of the Board
                        6125 Airport Freeway, Suite 200,
                             Fort Worth, Texas 76117
                                 (817) 222-1234
               (Address, including zip code, and telephone number,
                   including area code, of agent for service)
                                    --------

                         CALCULATION OF REGISTRATION FEE
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                                            Proposed            Proposed
Title of each class                         maximum             maximum               Amount
of securities              Amount to be     offering            aggregate             Registration
to be registered           registered(1)    price per share(2)  offering price(2)       fee

Common Stock,              10,000,000       $.0.24            $2,400,000              $600
  par value $.01           shares
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(1)      Represents the maximum number of shares which may be distributed pursuant to this Registration Statement.

(2) Estimated solely for purposes of calculating the registration fee based on the closing price of the Registrant's common stock as reported on the Over The Counter Bulletin Board on August 21, 2001, or $0.24 per share.


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                        PURPOSE OF REGISTRATION STATEMENT

         This Registration Statement is being filed in accordance with General Instruction E. of Form S-8. Under Registrant's Registration Statement on Form S-8 (No. 333-53482), 3,000,000 shares of Common Stock, par value $.01 per share ("Common Stock"), of Hispanic Television Networks, Inc. (the "Registrant") were registered for issuance under the Hispanic Television Networks, Inc. 2001 Consultant Compensation Plan (the "Plan"). On August 10, 2001 the Board of Directors of Registrant approved an amendment of the Plan to increase the maximum number of shares of Common Stock that may be issued pursuant to the Plan from 3,000,000 to 13,000,000. This Registration Statement covers the additional 10,000,000 shares of Common Stock that may be issued under the Plan.

                           INCORPORATION BY REFERENCE

         The contents of Registrant's Registration Statement (No. 333-53482) are hereby incorporated herein by reference. In addition, the following documents filed by Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 (file no. 000-23105), including all amendments;

         (b) Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001 (file no. 000-23105), including all amendments;

         (c) Registrant's Current Report on Form 8-K filed with the Commission on January 10, 2001 (file no. 000-23105) disclosing the resignation of David Hayden from the Board of Directors of Registrant.

         (d) Registrant's Current Report on Form 8-K filed with the Commission on February 6, 2001 (file no. 000-23105) disclosing the resignation of Marco Camacho from his office of Chief Executive Officer of Registrant.

         (e) Registrant's Current Report on Form 8-K filed with the Commission on February 13, 2001 (file no. 000-23105) disclosing the appointment of Emilio Gorriti as the Chief Executive Officer and President of
Registrant.

         (f) Registrant's Current Report on Form 8-K filed with the Commission on April 19, 2001 (file no. 000-23105) disclosing the termination of Emilio Gorriti as the Chief Executive Officer and President of Registrant and the termination of Registrant's agreement with C-Networks.

         (g) Registrant's Current Report on Form 8-K filed with the Commission on April 27, 2001 (file no. 000-23105) disclosing the termination Registrant's agreement to purchase 48% of Cubico.com, Inc.

         (h) Registrant's Current Report on Form 8-K filed with the Commission on May 7, 2001 (file no. 000-23105) disclosing the dismissal of Ernst & Young LLP Registrant's certifying auditors and the appointment of Weaver and Tidwell as such.

         (i) Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001 (file no. 000-23105), including all amendments.

                                   SIGNATURES

The Registrant
         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas on August 10, 2001.

                                         Hispanic Television Networks, Inc.

                                         By   \S\ JAMES A. RYFFEL
                                              ---------------------
                                         James A. Ryffel,
                                         Chairman of the Board

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
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Name                                     Title                                  Date
----                                     ------                                 ----


/S/ JAMES A. RYFFEL                      Chairman of the Board         August 10, 2001
--------------------
James A. Ryffel                          (Principal Executive
                                         Officer)

/S/ DOUGLAS K. MILLER                    Director                      August 10, 2001
----------------------
Douglas K. Miller

/S/ HECTOR SALDANA                       Director                      August 10, 2001
-------------------
Hector Saldana

/S/ JAMES MICHAEL STEWART                Director                      August 10, 2001
-------------------------
James Michael Stewart

/S/ STEVEN J. MORTONSON                  Chief Financial Officer       August 10, 2001
-----------------------
Steven J. Mortonson                      (Principal Financial
                                         Officer & Principal
                                         Accounting Officer)

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                                                   EXHIBITS INDEX
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         Exhibit                                                                             Sequential
         Number            Description                                                         Page Number
         ------            -----------                                                         -----------



         4.1               Hispanic Television Networks, Inc. 2001 Consultant
                           Compensation Plan (incorporated herein by reference to
                           Registrant's Registrant's Registration Statement on Form S-8
                           (Commission File No. 333-53482), Exhibit 4.1).

         4.2               Written consent of Board of Directors of Registrant amending the Hispanic Television Networks, Inc. 2001 Consultant
                           Compensation Plan.

         5.1               Opinion of Randall W. Heinrich, Of Counsel to Gillis &
                           Slogar.

         23.1              Consent of Ernst & Young LLP

         23.2 Consent of Randall W. Heinrich, Of Counsel to Gillis & Slogar (included in Exhibit 5.1 to this Registration Statement).


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